Exhibit 10.3

CONFIDENTIAL TREATMENT

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. Such portions are marked “[*]” in this document; they have been filed separately with the Commission.

Globalstar, Inc.

Ericsson Federal Inc.
Amendment
No. 2
to
Core Network Contract
GINC-C-08-0400

Support of Hughes Network Systems, LLC
for RAN Testing

Amendment No. 2

This Amendment No.2 to Contract Number # GINC-C-08-0400 (the “Contract” or the “Core Network Contract”) effective as of March 30, 2010 (“Amendment No. 2 Effective Date”) is entered into by and between Ericsson Federal Inc., a Delaware corporation (“Ericsson”) with a place of business at 1895 Preston White Dr., Suite 300, Reston, VA 20191 and Globalstar, Inc., a Delaware corporation (“Globalstar”) with its principal place of business at 461 South Milpitas Boulevard, Milpitas, California  95035 (each a “party” and collectively the “parties”).

WHEREAS, the parties entered into the Contract for the delivery of Products and Services with respect to Globalstar’s Second Generation Gateway Core Network Development dated October 1, 2008;

WHEREAS, the parties amended the Contract effective December 1, 2009 to include schedule changes to the original work under contract and to add Lawful Intercept, Session Border Gateway (SBG) Node, Signaling Compression (SigComp), Emergency Services Location (ESL) for Europe and High Penetration Alert (HPA) features as well as Support of Hughes Network Systems, LLC (“Hughes”) Testing (“Amendment No. 1”);  and

WHEREAS, the parties desire to amend the Contract to make laboratory equipment available and provide associated support services for the Hughes RAN Testing effort;

NOW, THEREFORE, the following changes and/or additions to the Contract are hereby agreed to by the parties:

With respect to Article 5, Statement of Work of the Contract, the Work that Ericsson shall deliver under the Contract is amended to include equipment that Ericsson shall make available as set forth below.  Further, Section 5.5, Support of Hughes Network Systems for RAN/CN Integration & Test in Exhibit D-1 of the Contract is augmented to include the following:

a.
Ericsson shall make the equipment in Ericsson’s laboratory and listed on Exhibit 1 (“Equipment”) hereto available for use by Globalstar and Hughes for a period of [*] months, beginning on [*] and ending on [*];

b.	Such use shall be by remote connection and it shall be Globalstar’s responsibility to provide such connectivity to the Equipment in the Ericsson laboratory;

c.	Ericsson shall provide the following associated support services (“Services”) during the [*] months that Globalstar and Hughes uses the Equipment:

[*] weeks of Engineering Support to be provided on request based on availability throughout the [*] months of laboratory use;

d.
Globalstar and Hughes shall have the right to use the Equipment for a total of [*] months in [*] week minimum increments during the [*] months that the Equipment is available.  If Globalstar and Hughes suspends use of the Equipment, Globalstar shall provide Ericsson with a minimum of [*] weeks prior written notice before restarting use of the Equipment and the associated Services; and

e.	Ericsson shall invoice Globalstar for the total amount of [*] at the completion of the [*] months of use of the Equipment, but in no event later than [*].

2.
With respect to Article 10, Prices and Fees of the Contract, the Total Purchase Price is amended to be a firm-fixed price of Twenty Seven Million Eight Hundred Eighty Five Thousand Four Hundred Eighty Four United States Dollars (US$27,885,484).

Except as amended herein, all terms and conditions of the Contract as may have been previously amended shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties to this Amendment No. 2 have caused their authorized representatives to execute this Amendment No. 2 as of the Amendment No. 2 Effective Date.

ERICSSON FEDERAL INC.		GLOBALSTAR, INC.

By:	/s/ David Thompson	By:	/s/ Paul Rosati

Name:	David Thompson	Name:	Paul Rosati

Title:	CFO	Title:	Contracts Manager

Exhibit 1

Equipment

[*]